EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-104663, 333-201715 and 333-257227), Form S-3 (File No. 333-237854 and 333-185400) of Chemung Financial Corporation of our report dated March 23, 2022, related to the consolidated financial statements appearing in this Annual Report on Form 10-K of Chemung Financial Corporation for the year ended December 31, 2021.

/s/ Crowe LLP

Livingston, New Jersey

March 23, 2022